AGREEMENT OF ASSIGNMENT AND TRANSFER
COLE CREDIT PROPERTY TRUST, INC.

I hereby tender to CMG Acquisition Co., LLC, CMG Partners, LLC, and/or its assigns (“CMG”), the above referenced shares of common stock (“Shares”) in Cole Credit Property Trust, Inc. (the “Company”) for $3.50 per Share in cash, upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated November 17, 2009 (the “Offer to Purchase”) and in this Agreement of Assignment and Transfer, (the “Agreement”), as each may be supplemented or amended from time to time (which together constitute the “Offer”). I acknowledge that I have received the offer to purchase.   The offer shall remain open until December 31, 2009, subject to termination by CMG pursuant to the terms of the Offer.  Payment for the Shares tendered hereby will be made by check, mailed to me at the address on the reverse promptly after CMG’s receipt written confirmation that the transfer of the Shares to CMG is effective.

Subject to, and effective upon acceptance of this Agreement, I hereby sell, assign, transfer, convey and deliver (“Transfer”) to CMG all of my right, title and interest in and to the Shares tendered, and any and all dividends or benefits issued in respect thereof on or after December 31, 2009, including, without limitation, all rights in, and claims to, any Company profits and losses, cash and non-cash dividends, voting rights and any other benefits distributable or allocable to the Shares under the Company’s governing documents. It is my understanding, and I hereby acknowledge and agree, that CMG shall be entitled to receive all dividends of cash or other property from the Company attributable to the Shares that are made on or after December 31, 2009, without regard to whether the cash or other property included in any such dividend was received by the Company before or after the Transfer, or whether the applicable sale, financing, refinancing or other disposition occurred before or after the Transfer.  I recognize that under certain circumstances set forth in the Offer to Purchase, CMG may not be required to accept for payment any of the Shares I tender. In such event, I understand that any Agreement not accepted for payment will be destroyed by CMG.  Except as stated in the Offer to Purchase, this tender is irrevocable.

I hereby irrevocably constitute and appoint CMG as my true and lawful agent and attorney-in-fact with respect to the Shares, with full irrevocable power of substitution to (a) vote or act in such manner as CMG shall deem proper with respect to the Shares; (b) deliver the Shares and transfer ownership of the Shares on the Company’s books maintained by the transfer agent; (c) endorse, on my behalf, any and all payments received by CMG from the Company that are made on or after December 31, 2009, which are made payable to me, in favor of CMG; (d) execute a Loss and Indemnity Agreement relating to the Shares on my behalf if I fail to include my original certificate(s), if any, (e) receive all benefits and cash dividends and otherwise exercise all rights of beneficial ownership of the Shares; (f) direct the transfer agent to immediately change the address of record of the registered owner of the Shares to that of CMG, as my attorney-in-fact; and (g) execute any form of assignment and transfer document or other document requested by the Company or the Company’s transfer agent to complete the transfer and/or the payee address amendment.  I hereby direct the Company and the transfer agent to remit to CMG any dividends made by the Company with respect to the Shares on or after December 31, 2009. To the extent that any other dividends are paid to me, I agree to promptly pay over such distributions to CMG.  I further agree to pay any costs and attorney fees incurred by CMG in connection with the enforcement of any of my obligations hereunder or my breach of any of the agreements made by me herein.  If legal title to the Shares is held in an IRA or KEOGH or similar account, I understand that this agreement must be signed by the custodian of such account.  Furthermore, I authorize and direct the custodian of such account to confirm this agreement.

I represent and warrant that I am a “United States Person,” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.  I hereby release and discharge the transfer agent or the Company, and its officers, directors, shareholders, employees and agents from all actions, causes of actions, claims or demands I have, or may have, against the Company or transfer agent that result from the their reliance on this agreement.  I hereby indemnify and hold the Company harmless from and against all claims, demands, damages, losses, obligations and responsibilities arising out of a breach of any representation or warranty set forth herein.  Upon request, I will execute and deliver any additional documents deemed by CMG to be necessary to complete this assignment, transfer and purchase of the Shares.  I hereby certify that (a) the number shown on this form is my correct Social Security Number or Taxpayer Identification Number and (b) I am not subject to backup withholding.  I hereby also certify that I am not a nonresident alien, not a foreign corporation or partnership, foreign trust or estate.  I understand that this certification may be disclosed to the IRS by CMG, and that any false statements contained herein could be punishable by fine, imprisonment, or both.

Arbitration Clause: Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Seattle, WA, before one arbitrator.  The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator shall, in the Award, allocate to the prevailing party all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. This Agreement shall be governed by and construed in accordance with federal securities laws and the laws of the State of Washington; however, all matters relating to arbitration shall be governed by the Federal Arbitration Act.

Please obtain a Medallion Signature Guarantee from your bank or broker.

•	CORRECT THE FOLLOWING INFORMATION IF NECESSARY:

Name: Address: Address 2: City, State, ZIP:	Shares Owned: Price: $3.50/Share Offer Expires: December 31, 2009

•	How many Shares are you selling? Enter “All” or a number:

•	Complete the applicable fields below and sign your name indicating agreement to the terms of the tender offer on the other side.

Shareholder Information	Medallion Signature Guarantee
Your Name: _____________________________
Signature: ______________________________
Social Security #: ________________________
Email Address: __________________________
Phone Number: __________________________
Date: _______________

Joint Owner(s) (if applicable) Name(s): _______________________________ Signature(s): ____________________________ Date: _______________

Custodian (Required only if Shares held in IRA/KEOGH)
Name: _________________________________
Signature: ______________________________
IRA Account #: ___________________________
Phone Number: __________________________
Date: _______________

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., PACIFIC TIME, ON DECEMBER 31, 2009 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

AGREED TO AND ACCEPTED:                                                                                                                                                                      1000 2nd Ave.  Suite 3950
CMG Acquisition Co., LLC                                                                By:______________________________________                                                                                                  Seattle, WA. 98104
CMG Partners, LLC